UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On September 18, 2006, The Rowe Companies (the “Company”) and its two operating subsidiaries, Rowe Furniture, Inc. (“Rowe Furniture”) and Storehouse, Inc. (“Storehouse” and together with the Company and Rowe Furniture, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) (Case Nos. 06-11142, 06-11143 and 06-11144). The Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. A copy of the press release issued by the Company announcing the filings of the voluntary petitions is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

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Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions, as well as the use of future dates, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: the ability of the Company, Rowe Furniture and Storehouse to continue as a going concern; the ability of the Company, Rowe Furniture and Storehouse to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the Company, Rowe Furniture and Storehouse to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by them from time to time; the ability of the Company, Rowe Furniture and Storehouse to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; the ability of the Company to sell Storehouse on acceptable terms; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company, Rowe Furniture and Storehouse to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company, Rowe Furniture and Storehouse to obtain and maintain normal terms with vendors, suppliers and service providers and their ability to maintain contracts that are critical to their operations; the potential adverse impact of the Chapter 11 proceedings on the liquidity or results of operations of the Company and its subsidiaries; the ability of the Company, Rowe Furniture and Storehouse to operate pursuant to the terms of their financing facilities (particularly the financial covenants); the ability of the Company, Rowe Furniture and Storehouse to attract, motivate and/or retain key executives and associates and to attract and retain customers; economic conditions; labor costs; financing availability and costs; changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, customer acceptance of existing and new products, or otherwise; pending or future litigation; pricing pressures due to excess capacity; raw material cost increases; transportation cost increases; the inability of a major customer to meet its obligations; loss of significant customers in connection with a merger, acquisition, redisposition, bankruptcy or otherwise; actions of current or new competitors; increased advertising costs associated with promotional efforts; change of tax rates; change of interest rates; future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Additional risks are described in the Company’s previous annual and quarterly filings with the Securities and Exchange Commission. These and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the various pre-petition liabilities of the Company, Rowe Furniture and Storehouse, and the Company’s common stock and other equity securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

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Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 19, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: September 22, 2006	/s/ Garry W. Angle
Garry W. Angle
Vice President-Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 19, 2006

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